Exhibit 99.1

Verastem Announces Changes to its Board of Directors

BOSTON, MA —June 14, 2016 — Verastem, Inc. (NASDAQ: VSTM), focused on discovering and developing drugs to treat cancer, today announced several changes to the Company’s Board of Directors.  Michael Kauffman, MD, PhD, who has served as a director since November 2012, will become Lead Director and Bruce J. Wendel will join the Board as an independent director.

“Bruce is a proven leader whose experience building companies and bringing oncology drugs to market will prove invaluable as we work to unlock the potential of our pipeline,” said Robert Forrester, President and Chief Executive Officer of Verastem. “His work in the development and commercialization of Abraxane® as CEO of Abraxis will provide important insight as we move forward.”

As the Company and Board transitions, Henri Termeer and Christoph Westphal, MD, PhD, will step down from their roles as Directors. Separately, Stephen Sherwin, MD, will transition from his role as Director to become a member of Verastem’s Clinical and Scientific Advisory Board.

Mr. Forrester added: “As we welcome Bruce to the Board, we also deeply thank Christoph and Henri, both industry leaders, who helped shape our vision and strategy, for their many years of service.  We also welcome Steve to his new role and look forward to working closely with him on our Clinical and Scientific Advisory Board.”

“Verastem is positioned to play a leading role in oncology by enhancing the key mechanisms that drive responses to cancer,” said Mr. Wendel. “This science driven approach is what has attracted me to Verastem, and I look forward to contributing to the Company’s growth and future value creation as a Director.”

Bruce Wendel currently serves as Chief Strategic Officer of Hepalink USA, the U.S. subsidiary of Shenzhen Hepalink Pharmaceutical Company. Prior to Hepalink, Mr. Wendel served as Vice Chairman and Chief Executive Officer at Abraxis BioScience, LLC where he oversaw the development and commercialization of Abraxane®.  He also led the negotiations that culminated in the acquisition of Abraxis by Celgene in a deal valued at over $2.9 billion.  Prior to Abraxis, Mr. Wendel served in business and corporate development roles of increasing responsibility at American Pharmaceutical Partners, IVAX Corporation and Bristol-Myers Squibb.  He began his 14 years with Bristol-Myers Squibb as in-house counsel before shifting to global business and corporate development.  He currently serves as a director of ProMetic Life Sciences Inc.  Mr. Wendel earned a juris doctorate degree from Georgetown University Law School, and a B.S. from Cornell University.

About Verastem, Inc.

Verastem, Inc. (NASDAQ:VSTM) is a biopharmaceutical company focused on discovering and developing drugs to improve outcomes for patients with cancer. Our product candidates utilize a multi-faceted approach to treat cancer by reducing cancer stem cells, enhancing anti-tumor immunity, and modulating the local tumor microenvironment. Our most advanced clinical product candidates are the Focal Adhesion

Kinase inhibitors, VS-6063 and VS-4718, and the dual PI3K/mTOR inhibitor, VS-5584. For more information, please visit www.verastem.com.

Verastem forward-looking statements notice:

This press release includes forward-looking statements about Verastem’s strategy, future plans and prospects, including statements regarding the development of the Company’s product candidates and diagnostics programs generally. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of Verastem’s product candidates and preliminary or interim data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that enrollment of clinical trials may take longer than expected, that our product candidates will cause unexpected safety events, that Verastem will be unable to successfully initiate or complete the clinical development of its product candidates, that the development of Verastem’s product candidates will take longer or cost more than planned, and that Verastem’s product candidates will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” in Verastem’s Annual Report on Form 10-K for the year ended December 31, 2015 and in any subsequent SEC filings. The forward-looking statements contained in this press release reflect Verastem’s current views with respect to future events, and Verastem does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Verastem, Inc.

Brian Sullivan, 781-292-4214

bsullivan@verastem.com